                            RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                 THE UNITED ILLUMINATING COMPANY
            (A Specially Chartered Stock Corporation)


     (1)  The name of the corporation is THE UNITED ILLUMINATING

COMPANY, a corporation specially chartered by the General

Assembly of the State of Connecticut on June 15, 1899 (Special

Acts, 1899, No. 452, Volume XIII, at Page 378).

     (2)  The Certificate of Incorporation of said corporation is restated only, pursuant to Sections 33-362(a) and 33-392(c) of the General Statutes of the State of Connecticut (Revision of

1958), as follows:

          Section 1.     The name of the corporation is THE
UNITED ILLUMINATING COMPANY (the "Company").

          Section 2. The purpose of the Company is to engage in the businesses and activities that the Company is authorized to engage in by virtue of the Stock Corporation Act of the State of Connecticut and the following Special Acts of the General Assembly of the State of Connecticut, which Special Acts set forth the Company's franchises, the nature of its specially chartered businesses, and its special rights, privileges and immunities, viz.:

        Special
        Act                             Name of
Year    No.      Volume  Page      Constituent Corporation
- ----    -------  ------  ----      -----------------------

1899    452      XIII    378     THE NEW HAVEN ILLUMINATING COMPANY
                                 Name changed December 4, 1899 to The United
                                 Illuminating Company.

1903    170      XIV     118     THE UNITED ILLUMINATING COMPANY

1911     29      XVI      23     THE UNITED ILLUMINATING COMPANY

1913     96      XVI     770     THE NEW HAVEN ILLUMINATING COMPANY

1917    124      XVII    811     THE UNITED ILLUMINATING COMPANY

1925    126      XIX     649     THE UNITED ILLUMINATING COMPANY

        Special
        Act                               Name of
Year    No.      Volume  Page      Constituent Corporation
- ----    -------  ------  ----      -----------------------

1931    406      XXI     365     THE UNITED ILLUMINATING COMPANY

1939    325      XXIII   224     THE UNITED ILLUMINATING COMPANY

1941    187      XXIII   818     THE UNITED ILLUMINATING COMPANY

1943    310      XXIV    218     THE UNITED ILLUMINATING COMPANY

1951    482      XXVI    348     THE UNITED ILLUMINATING COMPANY

1963    269      XXXI    267     THE UNITED ILLUMINATING COMPANY

                _____________________________________

1893    147      XI      180     WEST HAVEN ELECTRIC POWER COMPANY

        On November 10, 1899 sold all franchises and property
        to The New Haven Illuminating Company
                _____________________________________


1879     43      VIII    255     BRIDGEPORT STEAM HEATING COMPANY

1881    147      IX      203     BRIDGEPORT STEAM HEATING COMPANY

1884    139      IX      995     BRIDGEPORT STEAM HEATING COMPANY
                                 Name changed March 26, 1884 to
                                 The Bridgeport Illuminating Company

1889    345      X       1180    THE BRIDGEPORT ILLUMINATING COMPANY

1895    342      XII     485     THE BRIDGEPORT ILLUMINATING COMPANY

1899    488      XIII    482     THE BRIDGEPORT ILLUMINATING COMPANY

        On November 10, 1899 sold all franchises to The New
        Haven Illuminating Company.

                _____________________________________


        Special
        Act                                   Name of
Year    No.      Volume  Page           Constituent Corporation
- ----    -------  ------  ----           -----------------------

1893    175      XI      236       THE STRATFORD ELECTRIC LIGHT AND GAS COMPANY

        On November 10, 1899 sold all franchises and property to The New Haven Illuminating Company

                _____________________________________


1887    193      X       648       THE NEW HAVEN ELECTRIC COMPANY

1895     64      XII     96        THE NEW HAVEN ELECTRIC COMPANY

1899    523      XIII    528       THE NEW HAVEN ELECTRIC COMPANY

        On January 25, 1900 sold all franchises and property to The United Illuminating Company.

                _____________________________________


1887    173      X       623       THE BRIDGEPORT ELECTRIC LIGHT COMPANY

1895    241      XII     316       THE BRIDGEPORT ELECTRIC LIGHT COMPANY

1895    279      XII     386       THE BRIDGEPORT ELECTRIC LIGHT COMPANY

        On January 29, 1900 sold all franchises and property to The United Illuminating Company.

                _____________________________________


1893    300      XI      399       THE MILFORD ELECTRIC LIGHT AND GAS COMPANY

1895    165      XII     197       THE MILFORD ELECTRIC LIGHT AND GAS COMPANY


        Special
        Act                                     Name of
Year    No.      Volume  Page            Constituent Corporation
- ----    -------  ------  ----            -----------------------

1897    322      XII     985       THE MILFORD ELECTRIC LIGHT AND GAS COMPANY

1899    180      XIII    161       THE MILFORD ELECTRIC LIGHT AND GAS COMPANY

1901    453      XIII    1104      THE MILFORD ELECTRIC LIGHT AND GAS COMPANY

        Between February 1, 1906 and April 1, 1906 sold all franchises and property to The United Illuminating
        Company.

                _____________________________________


1905    343      XIV     830       THE NORTH HAVEN GAS AND POWER COMPANY

        On March 19, 1906 sold all franchises and property to The United Illuminating Company.

                _____________________________________


1907    417      XV      399       THE FAIRFIELD LIGHT AND POWER COMPANY

        On December 24, 1910 sold all franchises and property to The United Illuminating Company.

                _____________________________________


1915    196      XVII    210       THE TOTOKET ELECTRIC COMPANY

        On March 25, 1930 merged with and into The United
        Illuminating Company.

                _____________________________________


1935    521      XXII    351       THE DERBY GAS AND ELECTRIC CORPORATION
                                   OF CONNECTICUT


        Special
        Act                                   Name of
Year    No.      Volume  Page          Constituent Corporation
- ----    -------  ------  ----          -----------------------

1937    483      XXII    892       THE DERBY GAS AND ELECTRIC CORPORATION
                                   OF CONNECTICUT

1939    515      XXIII   589       THE DERBY GAS AND ELECTRIC CORPORATION
                                   OF CONNECTICUT

1953    225      XXVI    859       THE DERBY GAS AND ELECTRIC CORPORATION
                                   OF CONNECTICUT
                                   Name changed December 14, 1953 to
                                   The Housatonic Public Service Company

1955    397      XXVII   327       THE HOUSATONIC PUBLIC SERVICE COMPANY

1957    100      XXVIII  125       THE HOUSATONIC PUBLIC SERVICE COMPANY

1958     36      XXIX    32        THE HOUSATONIC PUBLIC SERVICE COMPANY

        On May 1, 1961 sold all electric franchises and property in the towns of Ansonia, Derby and Shelton to The United Illuminating Company.

                _____________________________________


1859     -       V       223       BIRMINGHAM GAS LIGHT COMPANY

1869     -       VI      668       BIRMINGHAM GAS LIGHT COMPANY

1871     -       VII      14       BIRMINGHAM GAS LIGHT COMPANY
                                   Name changed June 14, 1871 to
                                   Derby Gas Company

1881     58      IX       49       DERBY GAS COMPANY

1886     22      X       214       DERBY GAS COMPANY

1889     45      X       818       DERBY GAS COMPANY

1893    417      XI      533       DERBY GAS COMPANY

1897    140      XII     778       DERBY GAS COMPANY


         Special
         Act                                 Name of
Year     No.     Volume  Page         Constituent Corporation
- ----     ------- ------  ----         -----------------------

1901      83      XIII    652      DERBY GAS COMPANY

1905      39      XIV     545      DERBY GAS COMPANY

1913     317      XVI     988      DERBY GAS COMPANY

1915     185      XVII    181      DERBY GAS COMPANY

1921       9      XVIII   349      DERBY GAS COMPANY
                                   Name changed March 9, 1921 to
                                   The Derby Gas and Electric Company

1925     258      XIX     768      THE DERBY GAS AND ELECTRIC COMPANY

1945     220      XXIV    635      THE DERBY GAS AND ELECTRIC COMPANY

1949      83      XXV     876      THE DERBY GAS AND ELECTRIC COMPANY

        On December 14, 1953 merged with and into The Derby Gas and Electric Corporation of Connecticut.


          Section 3. The designation of each class of shares of capital stock of the Company, the authorized number of shares of each such class with par value and the par value thereof per share, and the authorized number of shares of each class without par value, are as follows:

          (a)  COMMON STOCK:

          The authorized number of shares of Common Stock of the Company shall be 30,000,000, each without par value and without any differences in terms, limitations and relative rights and preferences. The holders of the Company's Common Stock shall have no preemptive right to subscribe to, purchase or receive any shares of the Company's Common Stock, or any other capital stock of the Company of any class, or any bonds, debentures, notes or other evidence of indebtedness, whether or not convertible into shares of the capital stock of the Company of any class, now or hereafter authorized.


          (b)  PREFERRED STOCK:

          ARTICLE I. AUTHORIZED AMOUNT OF PREFERRED STOCK. The authorized amount of preferred stock subject to these Articles (herein called the Preferred Stock), unless increased in accordance with the provisions hereof, shall be $184,700,500, consisting of a class of 1,247,005 shares of the par value of $100 per share and a class of 2,400,000 shares of the par value of $25 per share. Shares of either class may, subject to the provisions of these Articles, be issued from time to time in one or more series in such amounts, on such terms and for such consideration as may be determined and authorized by the Board of Directors. The series designation, dividend rate, redemption prices, and other special rights, if any, of each series of the Preferred Stock shall be determined and authorized by the Board of Directors.

     The authorized amount of Preferred Stock may be increased, and stock ranking on a parity with or having a priority over the Preferred Stock in respect of dividends or of payments in liquidation, or of both, may be authorized by the affirmative vote of two thirds of the issued and outstanding capital stock of each class of the Company represented at a meeting of the stockholders duly called and held upon at least 30 days' notice.

          ARTICLE II. DIVIDENDS. The holders of any series of the Preferred Stock shall receive, when declared by the Board of Directors, preferential dividends at the rate provided for such series and payable quarterly on such dividend payment dates in each year as said Board may determine, such dividends to be payable to Preferred stockholders of record on such dates, not more than 45 days before the respective dividend payment dates, as may be fixed by said Board.

     Dividends on each share of the Preferred Stock shall be cumulative from the date of issue thereof or from such date as the Board of Directors may determine. Unless full cumulative dividends to the last preceding dividend payment date shall have been paid or set apart for payment on all outstanding shares of Preferred Stock, no dividend (other than a dividend in shares of common stock or other stock of the Company subordinate to the Preferred Stock in respect of dividends and payments in liquidation) shall be paid on any common stock or any other stock of the Company subordinate to the Preferred Stock in respect of dividends.

          ARTICLE III. REDEMPTION OR PURCHASE OF PREFERRED STOCK. All or any part of any series of the Preferred Stock at any time outstanding may be called by vote of the Board of Directors for redemption at any time at the then current redemption price provided for such series and in the manner hereinbelow provided and without calling any part or all of any other series of the Preferred Stock. If less than all of any series of the Preferred Stock is so called, the Transfer Agent shall determine by lot or in some other proper manner approved by the Board of Directors the shares of such series of Preferred Stock to be called.

     No call of less than all of the Preferred Stock outstanding shall be made without setting aside an amount equal to the dividends accumulated to the dividend payment date next following

the redemption date fixed in such call on all of the Preferred
Stock then outstanding and not called, or to such redemption date, if such date is a dividend payment date.

     The sums payable in respect of any Preferred Stock so called shall be payable at the office of an incorporated bank or trust company in good standing. Notice of such call, stating the redemption date and the place where the redemption price of the stock so called is payable, shall be mailed not less than 30 days before the redemption date to each holder of stock so called at his address as it appears upon the books of the Company.

     The Company shall, before the redemption date, deposit with said bank or trust company all sums payable with respect to the Preferred Stock so called. After such mailing and deposit, the holders of the Preferred Stock so called for redemption shall cease to have any right to future dividends or other rights or privileges as stockholders in respect of such stock and shall be entitled to look for payment on and after the redemption date only to the sums so deposited with said bank or trust company for their respective accounts. Stock so redeemed may be reissued but only subject to the limitations imposed by these Articles upon the issue of the Preferred Stock.

     At any time when no dividend on any share of the Preferred Stock is in arrears and there is no event of default within the meaning of Article V hereof, the Company may purchase all or any of the then outstanding shares of the Preferred Stock of any series upon the best terms reasonably obtainable, but not exceeding the then current redemption price of such shares.

          ARTICLE IV. AMOUNTS PAYABLE ON LIQUIDATION. The holders of any series of the Preferred Stock shall receive upon any voluntary liquidation, dissolution or winding up of the Company the then current redemption price of the series in question and if such action is involuntary an amount equal to the par value of the shares of such series, plus in each case all dividends accrued and unpaid to the date of such payment, before any payment in liquidation is made on any common stock or any other stock of the Company subordinate to the Preferred Stock in respect of payments in liquidation.

     If the net assets of the Company available for distribution on liquidation to the holders of the Preferred Stock shall be insufficient to pay said amounts in full, then such net assets shall be distributed among the holders of the Preferred Stock, who shall receive a common percentage of the full respective preferential amounts.

          ARTICLE V.  VOTING POWERS.  Except as provided in these
Articles and as provided by law, the holders of the Preferred
Stock shall have no voting power or right to notice of any meeting.

     Whenever dividends on any share of the Preferred Stock shall be in arrears in an amount equal to or exceeding six quarterly dividend payments, or whenever there shall have occurred some default in the observance of any of the provisions of these Articles, or some default on which action has been taken by debenture holders, bondholders or the trustee of any deed of trust or indenture of mortgage of the Company, or whenever the Company shall have been declared

bankrupt or a receiver of its property shall have been appointed (any of said conditions being herein called an "event of default"), then the holders of the Preferred Stock shall be given notice of all stockholders' meetings and shall have the right to elect the smallest number of directors necessary to constitute a majority of the Board of Directors of the Company. When all arrears of dividends on the Preferred Stock shall have been paid and such event of default shall have terminated, all the rights and powers of the holders of the Preferred Stock to receive notice and to vote shall cease, subject to being again revived on any subsequent event of default.

     When the holders of the Preferred Stock shall have acquired the right to elect a majority of the Board of Directors, or such right shall cease, the Company shall, promptly after the first delivery to the Company of a written request therefor by any stockholder, cause a meeting of the stockholders to be held not less than 45 days nor more than 90 days after the delivery of such request for the purpose of electing a new Board of Directors. Forthwith, upon the election and qualification of the new Board of Directors, the terms of office of the existing directors shall terminate.

     For voting purposes under this Article V, each share of the Preferred Stock of the par value of $100 per share shall have four votes, and each share of the Preferred Stock of the par value of $25 per share shall have one vote.

          ARTICLE VI. ACTION REQUIRING CONSENT OF PREFERRED STOCKHOLDERS. The dividend rate or the amounts payable upon redemption or liquidation with respect to any share of the Preferred Stock outstanding shall not be reduced without the consent of the holder of such share.

     Without the consent of the holders of two thirds of the outstanding capital stock of each class of the Preferred Stock, the Company shall not change the general preferences, voting powers, restrictions and qualifications of the Preferred Stock, but no other consent shall be required for such a change.

     Without the consent of the holders of a majority in amount of the total par value of shares of the Preferred Stock outstanding, the Company shall not:

          A. Create or assume any indebtedness maturing more than one year from the date thereof (other than indebtedness created to refund, in any manner, not exceeding a like principal amount of any other such indebtedness of the Company) unless the gross income of the Company (computed in accordance with the Uniform System of Accounts prescribed for Electric Utilities by the Public Utilities Control Authority of the State of Connecticut) for twelve consecutive calendar months ending not more than ninety days before the date of such creation or assumption is equal to at least two times the annual interest charges on all indebtedness of the Company maturing more than one year from the date thereof which will be outstanding immediately after such creation or assumption.


          B. Issue any additional shares, or reissue any reacquired shares, of Preferred Stock or of any other stock ranking prior to or on a parity with the Preferred Stock as to dividends, or payments in liquidation, for any purpose other than to refinance Preferred Stock or stock ranking prior to or on a parity with the Preferred Stock as to dividends or payments in liquidation at the time outstanding to an amount not exceeding the aggregate amount payable thereon upon involuntary liquidation, unless:

          1. the gross income of the Company (computed in accordance with the Uniform System of Accounts prescribed for Electric Utilities by the Public Utilities Control Authority of the State of Connecticut) for twelve consecutive calendar months ending not more than ninety days before the date of such issuance is equal to at least one and one-half times the aggregate of the annual interest charges on all outstanding indebtedness of the Company (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such shares) and the annual dividend requirements on all Preferred Stock (including dividend requirements on any class of stock ranking prior to or on a parity with the outstanding Preferred Stock, as to dividends or payments in liquidation), which will be outstanding immediately after the issuance of such shares; and

          2. the aggregate of (i) the par value of, or stated capital represented by, the Company's outstanding common stock and other stock subordinate to the Preferred Stock in respect of dividends and payments in liquidation, and (ii) the amount of the Company's surplus (both capital and earned) as then stated on the Company's books is at least equal to the aggregate amount payable upon involuntary liquidation on all shares of the Preferred Stock and all shares of stock, if any, ranking prior thereto or on a parity therewith as to dividends or payments in liquidation, which will be outstanding immediately after the issuance of such shares of Preferred Stock or stock ranking prior thereto or on a parity therewith.

          C. Purchase, redeem or otherwise acquire for value any common stock of the Company or other stock of the Company subordinate to the Preferred Stock in respect of dividends or payments in liquidation, other than for resale to employees; provided that the Company may purchase or redeem any preferred stock for not more than the current redemption price thereof so long as it is not in arrears in the payment of dividends on the Preferred Stock and no event of default exists within the meaning of Article V hereof.

          ARTICLE VII. MERGER, CONSOLIDATION OR SALE OF ALL ASSETS. With the consent of the holders of a majority in amount of the total par value of shares of the Preferred Stock outstanding, the Company may merge or consolidate with or be merged into any other corporation, or sell substantially all of its assets subject to the provisions, if any, of any indenture of mortgage or deed of trust or charter of the Company, or of any applicable law.

          ARTICLE VIII.  NO PRE-EMPTIVE RIGHT.  The holders of
the Preferred Stock shall have no pre-emptive right to subscribe to any future issue of additional shares of the


Preferred Stock or of any other preferred stock or of common stock or of any other class of stock now or hereafter authorized, or to any future issue of bonds, debentures, notes or other evidence of indebtedness, whether or not convertible into stock.

          ARTICLE IX. IMMUNITY OF DIRECTORS, OFFICERS AND AGENTS. No director, officer or agent of the Company shall be held personally responsible for any action taken in good faith though subsequently adjudged to be in violation of these Articles.

          ARTICLE X. TRANSFER AGENT. The Company shall always have at least one Transfer Agent for the Preferred Stock, which shall be an incorporated bank or trust company of good standing.

     (b)(1) 4.35% PREFERRED STOCK - SERIES A

     RESOLVED, That the issuance of 50,000 shares of the Company's Preferred Stock as authorized by the resolution adopted by the stockholders of the Company at their Special Meeting on June 28, 1956, is deemed advisable for the purposes of the Company's business and that, pursuant to said resolution, the Company issue 50,000 shares of such Preferred Stock, in an initial series hereby designated and hereinafter in these resolutions called the "4.35% Preferred Stock - Series A", in accordance with and subject to the following resolutions:

     RESOLVED, That dividends on the 4.35% Preferred Stock -Series A shall be at the rate of 4.35% per annum, and no more, shall be cumulative from July 15, 1956, and, when declared, shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year.

     RESOLVED, That the redemption prices of the 4.35% Preferred Stock - Series A shall be as follows: $104.50 per share if redeemed on or before July 31, 1959, $103.50 per share if redeemed thereafter and on or before July 31, 1962, $102.50 per share if redeemed thereafter and on or before July 31, 1966, and $102.00 per share if redeemed thereafter, plus, in each case, that portion of the current quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any.

     (b)(2) 4.72% PREFERRED STOCK - SERIES B

     RESOLVED, That the issuance of 75,000 shares of the Company's Preferred Stock as authorized by the resolution adopted by the stockholders of the Company at their Special Meeting on June 28, 1956, is deemed advisable for the purposes of the Company's business and that, pursuant to said resolution, the Company issue 75,000 shares of such Preferred Stock, in a second series hereby designated and hereinafter in these resolutions called the "4.72% Preferred Stock - Series B", in accordance with and subject to the following resolutions:

     RESOLVED, That dividends on the 4.72% Preferred Stock -
Series B shall be at the rate of 4.72% per annum, and no more, shall be cumulative from December 10, 1962, and, when

declared, shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year.

     RESOLVED, That the redemption prices of the 4.72% Preferred Stock - Series B shall be as follows: $105 per share if redeemed on or before January 15, 1968, $104 per share if redeemed thereafter and on or before January 15, 1971, $103 per share if redeemed thereafter and on or before January 15, 1974, $102 per share if redeemed thereafter and on or before January 15, 1977, and $101 per share if redeemed thereafter, plus, in each case, that portion of the current quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any; provided, however, that the Company will not prior to January 15, 1968 redeemed any shares of the 4.72% Preferred Stock - Series B if such redemption is part of any refunding operation involving the application of borrowed funds or the proceeds of issue of any shares of stock ranking prior to or on a parity with the 4.72% Preferred Stock - Series B and if (a) such borrowed funds have an interest rate or cost to the Company (calculated in accordance with accepted financial practice) or (b) such shares have a dividend rate or cost to the Company (similarly calculated) less than the dividend rate per annum of the 4.72% Preferred Stock - Series B.

     (b)(3) 4.64% PREFERRED STOCK - SERIES C

     RESOLVED, That the issuance of 75,000 shares of the Company's Preferred Stock as authorized by the resolution adopted by the stockholders of the Company at their Special Meeting on June 28, 1956, is deemed advisable for the purposes of the Company's business and that, pursuant to said resolution, the Company issue 75,000 shares of such Preferred Stock, in a third series hereby designated and hereinafter in these resolutions called the "4.64% Preferred Stock - Series C", in accordance with and subject to the following resolutions:

     RESOLVED, That the dividends on the 4.64% Preferred Stock - Series C shall be at the rate of 4.64% per annum, and no more, shall be cumulative from December 15, 1965, and, when declared, shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year.

     RESOLVED, That the redemption prices of the 4.64% Preferred Stock - Series C shall be as follows: at $105 per share if redeemed on or before January 15, 1971, at $104 per share if redeemed thereafter and on or before January 15, 1974, at $103 per share if redeemed thereafter and on or before January 15, 1977, at $102 per share if redeemed thereafter and on or before January 15, 1980, and at $101 per share if redeemed thereafter plus, in each case, that portion of the current quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any; provided, however, that the Company will not prior to January 15, 1971 redeem any shares of the 4.64% Preferred Stock - Series C if such redemption is part of any refunding operation involving the application of borrowed funds or the proceeds of issue of any shares of stock ranking prior to or on a parity with the 4.64% Preferred Stock - Series C and if
(a) such borrowed funds have an interest rate or cost to the Company (calculated in accordance with

accepted financial practice) or (b) such shares have a dividend rate or cost to the Company (similarly calculated) less than the dividend rate per annum of the 4.64% Preferred Stock - Series C.

     (b)(4) 5 5/8% PREFERRED STOCK - SERIES D

     RESOLVED, That the issuance of 75,000 shares of the Company's Preferred Stock as authorized by the resolutions adopted by the stockholders of the Company at their Special Meeting on June 28, 1956, and their Annual Meeting on April 20, 1966, is deemed advisable for the purposes of the Company's business and that, pursuant to said resolutions, the Company issue 75,000 shares of such Preferred Stock, in a fourth series hereby designated and hereinafter in these resolutions called the "5 5/8% Preferred Stock - Series D", in accordance with and the subject to the following resolutions:

     RESOLVED, That dividends on the 5 5/8% Preferred Stock - Series D shall be at the rate of 5 5/8% per annum, and no more, shall be cumulative from December 12, 1967, and, when declared, shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year.

     RESOLVED, That the redemption prices of the 5 5/8% Preferred Stock - Series D shall be as follows: at $106.00 per share if redeemed on or before January 15, 1973, at $104.50 per share if redeemed thereafter and on or before January 15, 1976, at $103.00 per share if redeemed thereafter and on or before January 15, 1979, at $102.00 per share if redeemed thereafter and on or before January 15, 1982, and at $101.00 per share if redeemed thereafter plus, in each case, that portion of the current quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any; provided, however, that the Company will not prior to January 15, 1973 redeem any shares of the 5 5/8% Preferred Stock - Series D if such redemption is part of any refunding operation involving the application of borrowed funds or the proceeds of issue of any shares of stock ranking prior to or on a parity with the 5 5/8% Preferred Stock - Series D and if (a) such borrowed funds have an interest rate or cost to the Company (calculated in accordance with accepted financial practice) or (b) such shares have a dividend rate or cost to the Company (similarly calculated) less than the dividend rate per annum of the 5 5/8% Preferred Stock - Series D.

     (b)(5) 7.60% PREFERRED STOCK - SERIES E

     RESOLVED, That the issuance of 125,000 shares of the Company's Preferred Stock as authorized by the resolutions adopted by the stockholders of the Company at their Special Meeting on June 28, 1956, and their Annual Meeting on April 20, 1966, is deemed advisable for the purposes of the Company's business and that, pursuant to said resolutions, the Company issue 125,000 shares of such Preferred Stock, in a fifth series hereby designated and hereinafter in these resolutions called the "7.60% Preferred Stock - Series E", in accordance with and subject to the following resolutions:


     RESOLVED, That dividends on the 7.60% Preferred Stock - Series E shall be at the rate of 7.60% per annum, and no more, shall be cumulative from and including April 6, 1972, and, when declared, shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year.

     RESOLVED, That the redemption prices of the 7.60% Preferred Stock - Series E shall be as follows: at $108.00 per share if redeemed on or before April 15, 1982, at $104.50 per share if redeemed thereafter and on or before April 15, 1985, and at $101.00 per share if redeemed thereafter, plus, in each case, that portion of the current quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any; provided, however, that the Company will not prior to April 15, 1977 redeem any shares of the 7.60% Preferred Stock - Series E if such redemption is part of, or in anticipation of, any refunding operation involving, directly or indirectly, the application of borrowed funds or the proceeds of issue of any shares of stock ranking prior to or on a parity with the 7.60% Preferred Stock - Series E and if (a) such borrowed funds have an interest rate or cost to the Company (calculated in accordance with accepted financial practice) or (b) such shares have a dividend rate or cost to the Company (similarly calculated) less than the dividend rate per annum of the 7.60% Preferred Stock - Series E.

     (b)(6) 7.60% PREFERRED STOCK - SERIES F

     RESOLVED: That the issuance of 150,000 shares of the Company's Preferred Stock as authorized by the resolutions adopted by the stockholders of the Company at their Special Meeting on June 28, 1956, their Annual Meeting on April 20, 1966, and their Annual Meeting on April 18, 1973, is deemed advisable for the purposes of the Company's business and that, pursuant to said resolutions, the Company issue 150,000 shares of such Preferred Stock, in a sixth series hereby designated and hereinafter in these resolutions called the "7.60% Preferred Stock - Series F", in accordance with and subject to the following resolutions:

     RESOLVED: That dividends on the 7.60% Preferred Stock - Series F shall be at the rate of 7.60% per annum, and no more, shall be cumulative from and including July 10, 1973, and, when declared, shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year.

     RESOLVED: That the redemption prices of the 7.60% Preferred Stock - Series F shall be as follows: at $108.00 per share if redeemed on or before July 15, 1983, at $104.50 per share if redeemed thereafter and on or before July 15, 1986, and at $101.00 per share if redeemed thereafter, plus, in each case, that portion of the current quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any; provided, however, that the Company will not prior to July 15, 1978 redeem any shares of the 7.60% Preferred Stock - Series F if such redemption is part of, or in anticipation of, any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of issue of any shares of stock ranking prior to or on a parity with the 7.60% Preferred Stock - Series F and if (a) such borrowed funds have an interest rate or cost to the Company (calculated in accordance with accepted financial

practice) or (b) such shares have a dividend rate or cost to the Company (similarly calculated) less than the dividend rate per annum of the 7.60% Preferred Stock - Series F.

     (c) PREFERENCE STOCK

     ARTICLE I. AUTHORIZED AMOUNT OF PREFERENCE STOCK. The authorized amount of preferred stock subject to these Articles (herein called the Preference Stock), unless increased in accordance with the provisions hereof, shall be $125,000,000, consisting of 5,000,000 shares of the par value of $25 per share. Said shares may, subject to the provisions of these Articles, be issued from time to time in one or more series in such amounts, on such terms and for such consideration as may be determined and authorized by the Board of Directors. The series designation, dividend rate, redemption prices, and other special rights, if any, of each series of the Preference Stock shall be determined and authorized by the Board of Directors.

     The authorized amount of Preference Stock may be increased, and stock ranking on a parity with or having a priority over the Preference Stock in respect of dividends or of payments in liquidation, or of both, may be authorized by the affirmative vote of two thirds of the issued and outstanding capital stock of each class of the Company represented at a meeting of the stockholders duly called and held upon at least 30 days' notice.

     ARTICLE II. DIVIDENDS. The Preference Stock shall be subordinate to the Preferred Stock of the Company, and to any other stock of the Company which, by its terms, has a priority over the Preference Stock, in respect of dividends. Subject to the foregoing, the holders of any series of the Preference Stock shall receive, when declared by the Board of Directors, preferential dividends at the rate provided for such series and payable quarterly on such dividend payment dates in each year as said Board may determine, such dividends to be payable to the holders of such Preference Stock of record on such dates, not more than 60 days before the respective dividend payment dates, as may be fixed by said Board.

     Dividends on each share of Preference Stock shall be cumulative from the date of issue thereof or from such date as the Board of Directors may determine. Unless full cumulative dividends to the last preceding dividend payment date shall have been paid or set apart for payment on all outstanding shares of Preference Stock, no dividend (other than a dividend in shares of common stock or other stock of the Company subordinate to the Preference Stock in respect of dividends and payments in liquidation) shall be paid on any common stock or any other stock of the Company subordinate to the Preference Stock in respect of dividends. No dividends shall be declared or paid or set apart for payment on any series of the Preference Stock for any quarterly dividend period unless proportionate dividends, ratably in proportion to the annual dividend rate fixed therefor, shall be declared or paid or set apart for payment on each other series of the Preference Stock then issued and outstanding and having a quarterly dividend period conterminous with the quarterly dividend period of the series of the Preference Stock for which dividends are being declared or paid or set apart for payment.


     ARTICLE III. REDEMPTION OR PURCHASE OF PREFERENCE STOCK. All or any part of any series of the Preference Stock at any time outstanding may be called by vote of the Board of Directors for redemption at any time at the then current redemption price provided for such series and in the manner hereinbelow provided and without calling any part or all of any other series of the Preference Stock; provided, however, that no share of the Preference Stock shall be called for redemption or redeemed (for the purpose of any sinking fund or otherwise) at any time when any dividend on any share of the Preferred Stock of the Company is in arrears or there is an event of default within the meaning of Article V of the General Preferences, Voting Powers, Restrictions and Qualifications of the Preferred Stock of the Company; and provided, further, that no share of the Preference Stock shall be called for redemption or redeemed (for the purpose of any sinking fund or otherwise) at any time when any dividend on any share of the Preference Stock is in arrears or there is an event of default within the meaning of Article V hereof unless all of the Preference Stock then issued and outstanding is simultaneously called for redemption or redeemed. If less than all of any series of the Preference Stock is called for redemption, the Transfer Agent shall determine by lot the shares of such series of the Preference Stock to be called.

     The sums payable in respect of any Preference Stock so called shall be payable at the office of an incorporated bank or trust company in good standing. Notice of such call, stating the redemption date and the place where the redemption price of the stock so called is payable, shall be mailed not less than 15 days before the redemption date to each holder of stock so called at his address as it appears upon the books of the Company.

     The Company shall, on or before the redemption date, deposit with said bank or trust company all sums payable with respect to the Preference Stock so called. When such notice shall have been mailed or when the Company shall have given the Transfer Agent irrevocable written authorization to prepare and mail such notice, and when such deposit shall have been made, the holders of the Preference Stock so called for redemption shall cease to be stockholders of the Company in respect of such stock and shall have no rights or privileges as stockholders in respect of such stock and shall be entitled to look for payment on and after the redemption date only to the sums so deposited with said bank or trust company for their respective accounts. Stock so redeemed shall resume the status of authorized but unissued shares of Preference Stock without serial designation, dividend rate, redemption prices or other special rights.

     If the holder of any share of the Preference Stock so called shall not, within six years after the redemption date, claim the sums so deposited with said bank or trust company for his account, said bank or trust company shall, upon demand, pay over to the Company said unclaimed funds and said bank or trust company and the Company shall thereupon be relieved of all responsibility in respect thereof and to such stockholder.

     At any time when no dividend on any share of the Preference Stock or the Preferred Stock of the Company is in arrears and there is no event of default within the meaning of Article V hereof or Article V of the General Preferences, Voting Powers, Restrictions and Qualifications of the Preferred Stock of the Company, the Company may purchase all or any of the then

outstanding shares of the Preference Stock of any series upon the best terms reasonably obtainable, but not exceeding the then current redemption price of such shares. Stock so purchased shall resume the status of authorized but unissued shares of Preference Stock without serial designation, dividend rate, redemption prices or other special rights.

     ARTICLE IV. AMOUNTS PAYABLE ON LIQUIDATION. The Preference Stock shall be subordinate to the Preferred Stock of the Company, and to any other stock of the Company which, by its terms, has a priority over the Preference Stock, in respect of payments in liquidation. Subject to the foregoing, the holders of any series of the Preference Stock shall receive upon any voluntary liquidation, dissolution or winding up of the Company the then current redemption price of the series in question and if such action is involuntary $25 per share, plus in each case all dividends accrued and unpaid to the date of such payment, before any payment in liquidation is made on any common stock or any other stock of the Company subordinate to the Preference Stock in respect of payments in liquidation.

     If the net assets of the Company available for distribution on liquidation to the holders of the Preference Stock shall be insufficient to pay said amounts in full, then such net assets shall be distributed among the holders of the Preference Stock, who shall receive a common percentage of the full respective preferential amounts.

     ARTICLE V.  VOTING POWERS.  Except as provided in these
Articles and as provided by law, the holders of the Preference
Stock shall have no voting power or right to notice of any meeting.

     Whenever dividends on any share of the Preference Stock shall be in arrears in an amount equal to or exceeding six quarterly dividend payments, or whenever there shall have occurred some default in the observance of any of the provisions of these Articles, or some default on which action has been taken by debenture holders, bondholders or the trustee of any deed of trust or indenture of mortgage of the Company, or whenever the Company shall have been declared bankrupt or a receiver of its property shall have been appointed (any of said conditions being herein called an "event of default"), then the holders of the Preference Stock shall be given notice of all stockholders' meetings and shall have the right to elect two members of the Board of Directors of the Company. When all arrears of dividends on the Preference Stock shall have been paid and such event of default shall have terminated, all the rights and powers of the holders of the Preference Stock to receive notice and to vote shall cease, subject to being again revived on any subsequent event of default.

     When the holders of the Preference Stock shall have acquired the right to elect two members of the Board of Directors, or such right shall cease, the Company shall, promptly after the first delivery to the Company of a written request therefor by any stockholder, cause a meeting of the stockholders to be held not less than 45 days nor more than 90 days after the delivery of such request for the purpose of electing a new Board of Directors. Forthwith, upon the election and qualification of the new Board of Directors, the terms of office of the existing directors shall terminate.


     ARTICLE VI. ACTION REQUIRING CONSENT OF PREFERENCE STOCKHOLDERS. The dividend rate or the amounts payable upon redemption or liquidation with respect to any share of the Preference Stock outstanding shall not be reduced without the consent of the holder of such share.

     Without the consent of the holders of two thirds of the total number of shares of the Preference Stock outstanding, the Company shall not change the general preferences, voting powers, restrictions and qualifications of the Preference Stock, but no other consent shall be required for such a change.

     Without the consent of the holders of a majority of the total number of shares of the Preference Stock outstanding, the Company shall not purchase, redeem or otherwise acquire for value any common stock of the Company or other stock of the Company subordinate to the Preference Stock in respect of dividends or payments in liquidation, other than for resale to employees; provided that the Company may purchase or redeem any preferred stock for not more than the current redemption price thereof so long as it is not in arrears in the payment of dividends on the Preference Stock and no event of default exists within the meaning of Article V hereof.

     ARTICLE VII. MERGER, CONSOLIDATION OR SALE OF ALL ASSETS. With the consent of the holders of a majority of the total number of shares of the Preference Stock outstanding, the Company may merge or consolidate with or be merged into any other corporation, or sell substantially all of its assets subject to the provisions, if any, of any indenture of mortgage or deed of trust or charter of the Company, or of any applicable law.

     ARTICLE VIII. NO PRE-EMPTIVE RIGHT. The holders of the Preference Stock shall have no pre-emptive right to subscribe to any future issue of additional shares of the Preference Stock or of any other preferred stock or of common stock or of any other class of stock now or hereafter authorized, or to any future issue of bonds, debentures, notes or other evidence of indebtedness, whether or not convertible into stock.

     ARTICLE IX. IMMUNITY OF DIRECTORS, OFFICERS AND AGENTS. No director, officer or agent of the Company shall be held personally responsible for any action taken in good faith though subsequently adjudged to be violation of these Articles.

     ARTICLE X. TRANSFER AGENT. The Company shall always have at least one Transfer Agent for the Preference Stock, which shall be an incorporated bank or trust company of good standing.

     Section 4. No person who is or was a director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Company during the year of the violation if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in subdivision (3) of


Section 33-374d of the Connecticut General Statutes, on the effective date hereof and as it may be amended from time to time, to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of series injury to the Company, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company, or (E) create liability under Section 33-321 of the Connecticut General Statutes, on the effective date hereof and as it may be amended from time to time. This provision shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date of this provision. Any lawful repeal or modification of this provision shall not adversely affect any limitation of liability, right or protection of a director of the Company existing hereunder with respect to any breach of duty occurring prior to the effective date of such repeal or modification.

     (3)  This Restated Certificate of Incorporation merely

restates, and it does not change, the provisions of the

Corporation's original certificate of incorporation, as

supplemented and amended to the date hereof, and there is no discrepancy between such provisions and the provisions of this

Restated Certificate of Incorporation.

     (4)  The manner of adopting this Restated Certificate of

Incorporation was by the Board of Directors, acting alone, pursuant to Section 33-362(a) of the General Statutes of Connecticut (Revision 1958).

     The number of affirmative Directors' votes required to adopt this Restated Certificate of Incorporation was seven (7).

     The number of Directors' votes in favor of adoption of this

Restated Certificate of Incorporation was twelve (12).

     WE, THE UNDERSIGNED, being the President and Chief Financial

Officer and the Treasurer and Secretary of The United Illuminating

Company, hereby declare, under penalties of false statement, that the statements made in the foregoing certificate are true.


     Dated at New Haven, Connecticut, this 23rd day of January,

1995.



                              THE UNITED ILLUMINATING COMPANY



                                    /s/ Robert L. Fiscus
                              -------------------------------------
                              Robert L. Fiscus
                              President and Chief Financial
                                Officer


                                    /s/ Kurt Mohlman
                              -------------------------------------
                              Kurt Mohlman
                              Secretary and Treasurer

                                - 20 -